Exhibit 99.1

INVESTOR CONTACT: Mark Kimbrough 615-344-2688	FOR IMMEDIATE RELEASE MEDIA CONTACT: Ed Fishbough 615-344-2810

HCA Reports First Quarter 2013 Results

Nashville, Tenn., May 2, 2013 – HCA Holdings, Inc. (NYSE: HCA) today announced financial and operating results for the first quarter ended March 31, 2013.

Key first quarter metrics (all percentage changes compare 1Q 2013 to 1Q 2012 unless noted):

•	Revenues increased 0.4 percent to $8.440 billion
•	Net income attributable to HCA Holdings, Inc. totaled $344 million, or $0.74 per diluted share
•	Adjusted EBITDA declined 14.0 percent to $1.568 billion
•	Cash flows from operations declined 7.2 percent to $740 million
•	Same facility equivalent admissions declined 0.7 percent while same facility admissions increased 0.1 percent
•	Same facility revenue per equivalent admission increased 0.8 percent
•	Adjusting for “leap year’s” extra business day in 2012, same facility admissions increased 1.3 percent and same facility equivalent admissions increased 0.4 percent

“This morning the Company reported earnings consistent with our preview of first quarter 2013 results on April 15th. Results for the first quarter reflect a moderation in the rate of growth in admissions and outpatient volumes distributed across our portfolio,” said Richard M. Bracken, Chairman of the Board and Chief Executive Officer of HCA.

Revenues in the first quarter increased to $8.440 billion, compared to $8.405 billion in the first quarter of 2012. Net income attributable to HCA Holdings, Inc. totaled $344 million, or $0.74 per diluted share, compared to $540 million, or $1.18 per diluted share, in the first quarter of 2012. Adjusted EBITDA totaled $1.568 billion compared to $1.823 billion in the first quarter of 2012. Adjusted EBITDA is a non-GAAP financial measure. A table reconciling net income attributable to HCA Holdings, Inc. to Adjusted EBITDA is included in this release.

First quarter 2013 results include pretax losses on sales of facilities of $16 million, or $0.02 per diluted share, and a pretax loss on retirement of debt of $17 million, or $0.03 per diluted share. Results for the first quarter of 2012 include net favorable Medicare adjustments which increased revenues by $188 million, Adjusted EBITDA by $170 million and earnings per diluted share by $0.22.

Same facility revenue per equivalent admission increased 0.8 percent in the first quarter of 2013 compared to the first quarter of 2012. Excluding the net favorable Medicare adjustments in the first quarter of 2012, same facility revenue per equivalent admission increased 3.5 percent in the first quarter of 2013 compared to the adjusted first quarter of 2012.

Patient volume in the first quarter of 2013 reflected moderation in growth trends in our inpatient and outpatient volumes. Same facility equivalent admissions declined 0.7 percent in the first quarter of 2013 compared to the prior year period. Same facility admissions increased 0.1 percent compared to the prior year period. Same facility emergency room visits increased 3.8 percent in the first quarter of 2013, compared to the prior year period. Same facility inpatient surgeries declined 2.6 percent and same facility outpatient surgeries declined 4.3 percent in the first quarter of 2013 compared to the same period of 2012. Adjusted for the extra business day in 2012 due to “leap year”, same facility admissions increased 1.3 percent, same facility equivalent admissions increased 0.4 percent, same facility emergency room visits increased 4.9 percent, same facility inpatient surgeries declined 1.5 percent and outpatient surgeries declined 3.2 percent in the first quarter of 2013 compared to the prior year period.

During the first quarter of 2013, salaries and benefits, supplies and other operating expenses totaled $6.919 billion, or 82.0 percent of revenues, compared to $6.648 billion, or 79.0 percent of revenues, in the first quarter of 2012.

As of March 31, 2013, HCA Holdings, Inc.’s balance sheet reflected cash and cash equivalents of $594 million, total debt of $28.608 billion, and total assets of $27.882 billion. During the first quarter of 2013, capital expenditures totaled $404 million, excluding acquisitions. Cash flows provided by operating activities in the quarter totaled $740 million compared to $797 million in the first quarter of 2012. The $57 million decline in cash flows from operating activities related primarily to the net impact of the $201 million decline in net income and the offsetting $50 million benefit from changes in working capital items and $50 million benefit from income taxes in the first quarter of 2013 compared to the first quarter of 2012.

As of March 31, 2013, HCA’s leverage ratio as measured by Total Debt/Adjusted EBITDA was 4.56x, compared to 4.43x as of December 31, 2012. As of March 31, 2013, HCA operated 162 hospitals and 113 freestanding surgery centers.

The Company today is reaffirming its previously issued guidance ranges for 2013.

Earnings Conference Call

HCA will host a conference call for investors at 9:00 a.m. Central Daylight Time today. All interested investors are invited to access a live audio broadcast of the call via webcast. The broadcast also will be available on a replay basis beginning this afternoon. The webcast can be accessed at: https://event.webcasts.com/starthere.jsp?ei=1016158 or through the Company’s Investor Relations web page, www.hcahealthcare.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include statements that do not relate solely to historical facts. Forward-looking statements can be identified by the use of words like “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “initiative” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond our control, which could significantly affect current plans and expectations and our future financial position and results of operations. These factors include, but are not limited to, (1) the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, (2) the effects related to the enactment and implementation of the Budget Control Act of 2011 (“BCA”) and the outcome of negotiations and legislation related to BCA-mandated spending reductions, which include cuts to Medicare payments, (3) the effects related to the enactment and implementation of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, the “Health Reform Law”), the possible enactment of additional federal or state health care reforms and possible changes to the Health Reform Law and other federal, state or local laws or regulations affecting the health care industry, (4) increases in the amount and risk of collectibility of uninsured accounts and deductibles and copayment amounts for insured accounts, (5) the ability to achieve operating and financial targets, and attain expected levels of patient volumes and control the costs of providing services, (6) possible changes in the Medicare, Medicaid and other state programs, including Medicaid upper payment limit programs or waiver programs, that may impact reimbursements to health care providers and insurers, (7) the highly competitive nature of the health care business, (8) changes in service mix, revenue mix and surgical volumes, including potential declines in the population covered under managed care agreements, the ability to enter into and renew managed care provider agreements on acceptable terms and the impact of consumer driven health plans and physician utilization trends and practices, (9) the efforts of insurers, health care providers and others to contain health care costs, (10) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (11) increases in wages and the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical and technical support personnel, (12) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (13) changes in accounting practices, (14) changes in general economic conditions nationally and regionally in our markets, (15) future divestitures which may result in charges and possible impairments of long-lived assets, (16) changes in business strategy or development plans, (17) delays in receiving payments for services provided, (18) the outcome of pending and any future tax audits, appeals and litigation associated with our tax positions, (19) potential adverse impact of known and unknown government investigations, litigation and other claims that may be made against us, (20) our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments, and (21) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2012 and our other filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

HCA Holdings, Inc.

Condensed Consolidated Comprehensive Income Statements

First Quarter

(Dollars in millions, except per share amounts)

	2013		2012
	Amount	Ratio	Amount	Ratio
Revenues before provision for doubtful accounts	$9,194		$9,199
Provision for doubtful accounts	754		794

Revenues	8,440	100.0%	8,405	100.0
Salaries and benefits	3,917	46.4	3,736	44.5
Supplies	1,479	17.5	1,419	16.9
Other operating expenses	1,523	18.1	1,493	17.6
Electronic health record incentive income	(39)	(0.5)	(55)	(0.6)
Equity in earnings of affiliates	(8)	(0.1)	(11)	(0.1)
Depreciation and amortization	424	5.0	417	4.9
Interest expense	472	5.6	442	5.3
Losses on sales of facilities	16	0.2	1	—
Loss on retirement of debt	17	0.2	—	—

	7,801	92.4	7,442	88.5

Income before income taxes	639	7.6	963	11.5
Provision for income taxes	201	2.4	324	3.9

Net income	438	5.2	639	7.6
Net income attributable to noncontrolling interests	94	1.1	99	1.2

Net income attributable to HCA Holdings, Inc.	$344	4.1	$540	6.4

Diluted earnings per share	$0.74		$1.18
Shares used in computing diluted earnings per share (000)	462,368		458,312
Comprehensive income attributable to HCA Holdings, Inc.	$326		$569

HCA Holdings, Inc.

Supplemental Non-GAAP Disclosures

Operating Results Summary

(Dollars in millions, except per share amounts)

	First Quarter
	2013	2012
Revenues	$8,440	$8,405
Net income attributable to HCA Holdings, Inc.	$344	$540
Losses on sales of facilities (net of tax)	11	1
Loss on retirement of debt (net of tax)	11	—

Net income attributable to HCA Holdings, Inc., excluding losses on sales of facilities and loss on retirement of debt (a)	366	541
Depreciation and amortization	424	417
Interest expense	472	442
Provision for income taxes	212	324
Net income attributable to noncontrolling interests	94	99

Adjusted EBITDA (a)	$1,568	$1,823

Diluted earnings per share:
Net income attributable to HCA Holdings, Inc.	$0.74	$1.18
Losses on sales of facilities	0.02	—
Loss on retirement of debt	0.03	—

Net income attributable to HCA Holdings, Inc., excluding losses on sales of facilities and loss on retirement of debt (a)	$0.79	$1.18

Shares used in computing diluted earnings per share (000)	462,368	458,312

(a)	Net income attributable to HCA Holdings, Inc., excluding losses on sales of facilities and loss on retirement of debt and Adjusted EBITDA should not be considered as measures of financial performance under generally accepted accounting principles (“GAAP”). We believe net income attributable to HCA Holdings, Inc., excluding losses on sales of facilities and loss on retirement of debt and Adjusted EBITDA are important measures that supplement discussions and analysis of our results of operations. We believe it is useful to investors to provide disclosures of our results of operations on the same basis used by management. Management relies upon net income attributable to HCA Holdings, Inc., excluding losses on sales of facilities and loss on retirement of debt and Adjusted EBITDA as the primary measures to review and assess operating performance of its hospital facilities and their management teams.

Management and investors review both the overall performance (including; net income attributable to HCA Holdings, Inc., excluding losses on sales of facilities and loss on retirement of debt and GAAP net income attributable to HCA Holdings, Inc.) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA and the Adjusted EBITDA margin (Adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry. It is reasonable to expect that losses on sales of facilities and losses on retirement of debt will occur in future periods, but the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our health care facilities and complicate period comparisons of our results of operations and operations comparisons with other health care companies.

Net income attributable to HCA Holdings, Inc., excluding losses on sales of facilities and loss on retirement of debt and Adjusted EBITDA are not measures of financial performance under GAAP, and should not be considered as alternatives to net income attributable to HCA Holdings, Inc. as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because net income attributable to HCA Holdings, Inc., excluding losses on sales of facilities and loss on retirement of debt and Adjusted EBITDA are not measurements determined in accordance with GAAP and are susceptible to varying calculations, net income attributable to HCA Holdings, Inc., excluding losses on sales of facilities and loss on retirement of debt and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

HCA Holdings, Inc.

Condensed Consolidated Balance Sheets

(Dollars in millions)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$594	$705
Accounts receivable, net	4,877	4,672
Inventories	1,104	1,086
Deferred income taxes	385	385
Other	827	915

Total current assets	7,787	7,763
Property and equipment, at cost	29,764	29,527
Accumulated depreciation	(16,620)	(16,342)

	13,144	13,185
Investments of insurance subsidiaries	423	515
Investments in and advances to affiliates	107	104
Goodwill and other intangible assets	5,541	5,539
Deferred loan costs	274	290
Other	606	679

	$27,882	$28,075

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,691	$1,768
Accrued salaries	969	1,120
Other accrued expenses	1,893	1,849
Long-term debt due within one year	1,438	1,435

Total current liabilities	5,991	6,172
Long-term debt	27,170	27,495
Professional liability risks	970	973
Income taxes and other liabilities	1,763	1,776

EQUITY (DEFICIT)
Stockholders’ deficit attributable to HCA Holdings, Inc.	(9,323)	(9,660)
Noncontrolling interests	1,311	1,319

Total deficit	(8,012)	(8,341)

	$27,882	$28,075

HCA Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

First Quarter

(Dollars in millions)

	2013	2012
Cash flows from operating activities:
Net income	$438	$639
Adjustments to reconcile net income to net cash provided by operating activities:
Changes in operating assets and liabilities	(1,294)	(1,384)
Provision for doubtful accounts	754	794
Depreciation and amortization	424	417
Income taxes	350	300
Losses sales of facilities	16	1
Loss on retirement of debt	17	—
Amortization of deferred loan costs	13	14
Share-based compensation	23	9
Other	(1)	7

Net cash provided by operating activities	740	797

Cash flows from investing activities:
Purchase of property and equipment	(404)	(335)
Acquisition of hospitals and health care entities	(22)	(112)
Disposition of hospitals and health care entities	1	1
Change in investments	51	6
Other	1	3

Net cash used in investing activities	(373)	(437)

Cash flows from financing activities:
Issuance of long-term debt	—	1,350
Net change in revolving credit facilities	390	(470)
Repayment of long-term debt	(741)	(93)
Distributions to noncontrolling interests	(102)	(93)
Payment of debt issuance costs	—	(16)
Distributions to stockholders	(10)	(982)
Income tax benefits	36	49
Other	(51)	(7)

Net cash used in financing activities	(478)	(262)

Change in cash and cash equivalents	(111)	98
Cash and cash equivalents at beginning of period	705	373

Cash and cash equivalents at end of period	$594	$471

Interest payments	$533	$517
Income tax refunds, net	$(185)	$(25)

HCA Holdings, Inc.

Operating Statistics

	First Quarter
	2013	2012
Operations:
Number of Hospitals	162	164
Number of Freestanding Outpatient Surgery Centers	113	109
Licensed Beds at End of Period	41,891	41,815
Weighted Average Licensed Beds	41,867	41,740

Reported:
Admissions	444,200	443,300
% Change	0.2%
Equivalent Admissions	708,000	711,100
% Change	-0.4%
Revenue per Equivalent Admission	$11,921	$11,820
% Change	0.9%
Inpatient Revenue per Admission	$11,720	$11,761
% Change	-0.3%
Patient Days	2,173,200	2,118,900
% Change	2.6%
Equivalent Patient Days	3,464,200	3,398,700
% Change	1.9%
Inpatient Surgery Cases	124,700	128,300
% Change	-2.8%
Outpatient Surgery Cases	211,100	217,500
% Change	-2.9%
Emergency Room Visits	1,749,300	1,688,400
% Change	3.6%
Outpatient Revenues as a Percentage of Patient Revenues	36.5%	36.8%
Average Length of Stay	4.9	4.8
Occupancy	57.7%	55.8%
Equivalent Occupancy	92.0%	89.5%

Same Facility:
Admissions	443,400	442,800
% Change	0.1%
Equivalent Admissions	704,600	709,400
% Change	-0.7%
Revenue per Equivalent Admission	$11,894	$11,798
% Change	0.8%
Inpatient Revenue per Admission	$11,733	$11,757
% Change	-0.2%
Inpatient Surgery Cases	124,600	127,900
% Change	-2.6%
Outpatient Surgery Cases	206,800	216,000
% Change	-4.3%
Emergency Room Visits	1,745,100	1,681,900
% Change	3.8%